EXHIBIT 99.1

FOR IMMEDIATE RELEASE	CONTACT: Frederick N. Cooper (215) 938-8312
February 5, 2019	fcooper@tollbrothers.com

Toll Brothers Inc. Recommends Stockholders Reject
Mini-Tender Offer by TRC Capital Corporation

HORSHAM, Pa., February 5, 2019 - Toll Brothers, Inc. (NYSE:TOL) (www.tollbrothers.com), the nation’s leading builder of luxury homes, has been notified of an unsolicited “mini-tender” offer by TRC Capital Corporation (“TRC”) to purchase up to 3,000,000 shares, or approximately 2.06 percent, of the outstanding common stock of Toll Brothers at a price of $33.40 per share in cash. TRC’s offer price is approximately 4.52 percent less than the $34.98 closing price of Toll Brothers’ common stock on January 25, 2019, the day before the mini-tender offer commenced.

Toll Brothers is not associated with TRC, its mini-tender offer or the offer documentation.

Toll Brothers does not endorse TRC’s mini-tender offer and recommends that Toll Brothers stockholders do not tender their shares in response to the offer because it is a mini-tender offer at a price below the market price for Toll Brothers shares (as of the date Toll Brothers received notice of the offer) and is subject to numerous conditions.

According to TRC’s offer documents, Toll Brothers stockholders who have already tendered their shares may withdraw their shares at any time prior to 12:01 a.m. New York City time, on Wednesday, February 27, 2019, the expiration date set forth in the offer documents (unless extended), by following the procedures described in the offer documents. Toll Brothers urges stockholders to obtain current market quotes for their shares, to review the conditions to TRC’s mini-tender offer, to consult with their brokers or financial advisors and to exercise caution with respect to this mini-tender offer.

Mini-tender offers are designed to seek to acquire less than 5 percent of a company’s outstanding shares, thereby avoiding many disclosure and procedural requirements of the Securities and Exchange Commission (“SEC”) that apply to offers for more than 5 percent of a company’s outstanding shares. As a result, mini-tender offers do not provide investors with the same level of protections as provided by larger tender offers under United States securities laws.

The SEC has cautioned investors about these offers, noting that “some bidders make mini-tender offers at below-market prices, hoping that they will catch investors off guard if the investors do not compare the offer price to the current market price.” The SEC’s Investor Tips regarding mini-tender offers may be found on the SEC’s website at www.sec.gov/investor/pubs/minitend.htm.

Toll Brothers encourages brokers and dealers, as well as other market participants, to review the SEC’s letter regarding broker-dealer mini-tender offer dissemination and disclosures at www.sec.gov/divisions/marketreg/minitenders/sia072401.htm and NASD’s Notice to Members 99-53 issued July 1999, regarding guidance to members forwarding mini-tender offers to their customers, which can be found at www.finra.org/web/groups/industry/@ip/@reg/@notice/documents/notices/p004221.pdf. Toll Brothers requests that a copy of this press release be included with all distributions of materials relating to TRC’s mini-tender offer.

Toll Brothers, Inc., A Fortune 500 Company, is the nation’s leading builder of luxury homes. The Company began business over fifty years ago in 1967 and became a public company in 1986. Its common stock is listed on the New York Stock Exchange under the symbol “TOL.” The Company serves move-up, empty-nester, active-adult, and second-home buyers, as well as urban and suburban renters. It operates in 20 states: Arizona, California, Colorado, Connecticut, Delaware, Florida, Georgia (Toll Brothers Apartment Living), Idaho, Illinois, Maryland, Massachusetts, Michigan, Nevada, New Jersey, New York, North Carolina, Pennsylvania, Texas, Virginia, and Washington, as well as in the District of Columbia.

Toll Brothers builds an array of luxury residential single-family detached, attached home, master planned resort-style golf, and urban low-, mid-, and high-rise communities, principally on land it develops and improves. The Company acquires and develops rental apartment and commercial properties through Toll Brothers Apartment Living, Toll Brothers Campus Living, and the affiliated Toll Brothers Realty Trust, and develops urban low-, mid-, and high-rise for-sale condominiums through Toll Brothers City Living. The Company operates its own architectural, engineering, mortgage, title, land development and land sale, golf course development and management, and landscape subsidiaries. Toll Brothers also operates its own security company, TBI Smart Home Solutions, which also provides homeowners with home automation and technology options. The Company also operates its own lumber distribution, house component assembly, and manufacturing operations. Through its Gibraltar Real Estate Capital joint venture, the Company provides builders and developers with land banking, non-recourse debt and equity capital.

In 2019, Toll Brothers was named the #1 Most Admired Home Builder on the Fortune magazine World’s Most Admired Companies® list, the fifth year in a row it has been so honored. Toll Brothers was named 2014 Builder of the Year by Builder magazine and is honored to have been awarded Builder of the Year in 2012 by Professional Builder magazine, making it the first two-time recipient. Toll Brothers proudly supports the communities in which it builds; among other philanthropic pursuits, the Company sponsors the Toll Brothers Metropolitan Opera International Radio Network, bringing opera to neighborhoods throughout the world. For more information, visit www.tollbrothers.com.

Toll Brothers discloses information about its business and financial performance and other matters, and provides links to its securities filings, notices of investor events, and earnings and other news releases, on the Investor Relations section of its website (tollbrothers.com/investor-relations).

Forward-Looking Statements
This release contains or may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. One can identify these statements by the fact that they do not relate to matters of a strictly historical or factual nature and generally discuss or relate to future events. These statements contain words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “may,” “can,” “could,” “might,” “should” and other words or phrases of similar meaning. Such statements may include, but are not limited to, information related to anticipated operating results; home deliveries; financial resources and condition; changes in revenues; changes in profitability; changes in margins; changes in accounting treatment; cost of revenues; selling, general and administrative expenses; interest expense; inventory write-downs; home warranty and construction defect claims; unrecognized tax benefits; anticipated tax refunds; sales paces and prices; effects of home buyer cancellations; growth and expansion; joint ventures in which we are involved; anticipated results from our investments in unconsolidated entities; the ability to acquire land and pursue real estate opportunities; the ability to gain approvals and open new communities; the ability to sell homes and properties; the ability to deliver homes from backlog; the ability to secure materials and subcontractors; the ability to produce the liquidity and capital necessary to expand and take advantage of opportunities; and legal proceedings, investigations and claims.

The factors that could cause actual results to differ from those expressed or implied by our forward-looking statements include, among others: demand fluctuations in the housing industry; adverse changes in economic conditions in markets where we conduct our operations and where prospective purchasers of our homes live; increases in cancellations of existing agreements of sale; the competitive environment in which we operate; changes in interest rates or our credit ratings; the availability of capital; uncertainties in the capital and securities markets; the ability of customers to obtain financing for the purchase of homes; the availability and cost of land for future growth; the ability of the participants in various joint ventures to honor their commitments; effects of governmental legislation and regulation; effects of increased taxes or governmental fees; weather conditions; the availability and cost of labor and building and construction materials; the cost of raw materials; the outcome of various product liability claims, litigation and warranty claims; the effect of the loss of key management personnel; changes in tax laws and their interpretation; construction delays; and the seasonal nature of our business. For a more detailed discussion of these factors, see the risk factors in the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent annual report on Form 10-K filed with the Securities and Exchange Commission and subsequent filings with the SEC.

From time to time, forward-looking statements also are included in our periodic reports on Forms 10-K, 10-Q and 8-K, in press releases, in presentations, on our website and in other materials released to the public.

Any or all of the forward-looking statements included in our reports or public statements made by us are not guarantees of future performance and may turn out to be inaccurate. This can occur as a result of incorrect assumptions or as a consequence of known or unknown risks and uncertainties. Many factors mentioned in our reports or public statements made by us, such as market conditions, government regulation, and the competitive environment, will be important in determining our future performance. Consequently, actual results may differ materially from those that might be anticipated from our forward-looking statements.

This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995, and all of our forward-looking statements are expressly qualified in their entirety by the cautionary statements contained or referenced in this section.